UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
TO SECTION 13 0R 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 12, 2008

         Accelerated Building Concepts Corporation

(Exact name of registrant as specified in its charter)

      Delaware

(State or Other Jurisdiction of Incorporation)

1-11873	13-3886065
(Commission File Number)	(IRS Employer Identification No.)
8427 South Park Circle. Suite 150, Orlando, Florida	32819
(Address of Principal Executive Offices)	(Zip Code)

     (407) 859-3883

Registrant’s telephone number, including area code

_________________________________________________

   (Former name or Former Address, If Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

On November 10, 2008, the Registrant filed a Plaintiffs’ Verified Emergency Motion For Temporary Injunction (the “Motion”) against Avante Holding Group, Inc. (“Avante”) and Michael W. Hawkins (“Hawkins”) in Accelerated Building Concepts Corporation, et al v. Avante Holding Group, Inc. and Michael W. Hawkins, the Defendants, Brevard County, Florida (Case Number 05-2008-CA-057989). This is in regards to the original lawsuit filed October 28, 2008 which Hawkins, with the alleged assistance of Thomas G. Amon, Esquire (”Amon”) of Thomas G. Amon & Associates, P.A. of New York, corporate counsel for the Registrant and a member of the Board of Directors, has proffered proxy votes of shareholders whom, for reasons stated in the Motion, have not been confirmed as record shareholders of ABCC, claiming that said shareholders have elected, by proxy vote, Hawkins, Chairman of the Board of ABCC. The attempted hostile takeover by Hawkins is a thinly veiled attempt to take control of ABCC, which the Registrant, on behalf of its publicly-traded shareholders, filed this action against Hawkins alleging, among other things, fraudulent conduct and activities.

In support of this Motion, the Registrant, based on investigation and information and belief acquired to date, ABCC’s own corporate counsel, Amon, and a current serving member of the Board of Directors and Secretary of the Registrant, appears to have been involved in collecting proxies in a hostile takeover attempt, allegedly knowing that not all proxies were valid and that proper notice was not given as required in the By-Laws of the Registrant, and therefore the attempted hostile takeover is invalid. Amon also serves as Director and/or counsel for several companies controlled and/or owned by Hawkins, including two publicly-traded companies, Alternative Construction Technologies, Inc. (ACCY.OB), and Organa Technologies Group, Inc. (OGNT.PK) and has in fact represented Avante which is owned exclusively by Hawkins.

The Registrant further alleges that Amon has not been truthful with the Board of Directors of ABCC on several issues and is acting in collusion and in concert with Hawkins, including, but not limited to, the recommendation for the issuance of shares to one of the claimed proxies included in the attempted hostile takeover who has not fully purchased those shares.

Furthermore, various other proxies as submitted allegedly do not comply with Delaware law. Additionally, the Registrant believes that the Bylaws require a Notice to all shareholders to replace directors on the board and take control of the Registrant. These provisions were not complied with therefore the action by Hawkins is invalid.

Hawkins has engaged in a pattern of fraudulent conduct by utilizing said invalid proxies to contact Secretary of State for Delaware and Florida, banks, shareholders, employees, the Registrant’s independent accountant, consultants, and vendors of ABCC on the pretense that the shareholders of record have elected him Chairman of the Board.

On November 10, 2008, Hawkins was able to put a restriction on the ABCC bank accounts which have subsequently been frozen by Mr. Sorci until the Court rules on the temporary injunction.

ABCC has requested of the court to issue a Temporary Injunction against Hawkins to assert any claim of a hostile takeover or removal of Joseph J. Sorci as the Chief Executive Officer and Chairman, and entered a Writ of Replevin pursuant to the Motion concerning the documents, stock transfer ledgers, stock certificates and other related business and financial records.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements
Not applicable.
(b)	Pro Forma Financial Information
Not applicable.
(c)	Exhibits:
Not applicable.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELERATED BUILDING CONCEPTS CORPORATION
/s/ Joseph Sorci
Joseph Sorci
Chief Executive Officer

Date: November 12, 2008